JOHN HANCOCK SERIES TRUST
                              101 Huntington Avenue
                                Boston, MA 02199


John Hancock Signature Services, Inc.
1 John Hancock Way, Suite 1000
Boston, MA  02217-1000

         Re:  Master Transfer Agency and Service Agreement
              --------------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 11.01 of the Amended and Restated Master Transfer Agency and Service Agreement dated as of June 1, 1998 between John Hancock Series Trust (the "Trust") and John Hancock Signature Services, Inc. (the "Transfer Agent"), please be advised that the Trust has established a new series of its shares, namely, John Hancock Millennium Growth Fund (the "Fund"), and please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Amended and Restated Master Transfer Agency and Service Agreement for the Fund in accordance with the fee schedule attached as Exhibit A.

         Please state below whether you are willing to render such services in accordance with the fee schedule attached as Exhibit A.

                                          JOHN HANCOCK SERIES TRUST
                                          On behalf of John Hancock Millennium
                                          Growth Fund


ATTEST:  /s/ Susan S. Newton               By:  /s/ Anne C. Hodsdon
         -------------------                    -------------------------
         Susan S. Newton, Secretary             Anne C. Hodsdon, President

Dated:  June 1, 1999


         We are willing to render transfer agency services to John Hancock Millennium Growth Fund in accordance with the fee schedule attached hereto as Exhibit A.


                                    JOHN HANCOCK SIGNATURE SERVICES, INC.


ATTEST: /s/ Avery P. Maher          By: /s/ Charles J. McKenney
        -------------------             ----------------------------------------
                                        Charles J. McKenney, Jr., Vice President

Dated:  June 1, 1999

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